Exhibit 10.3

INTERNATIONAL TEXTILE GROUP, INC.

(f/k/a Safety Components International, Inc.)

STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective

11:59 p.m., Eastern Time, October 20, 2006

1. Purpose. The purpose of this Amended and Restated International Textile Group, Inc. Stock Option Plan for Non-Employee Directors (the “Plan”) is to assist International Textile Group, Inc., a Delaware corporation which was formerly known as Safety Components International, Inc., and its direct and indirect subsidiaries (including, without limitation, ITG Holdings, Inc., which was formerly known as International Textile Group, Inc.) in attracting, retaining, and rewarding high-quality business professionals to serve as members of its and its subsidiaries’ Board of Directors, by enabling these persons to acquire or increase a proprietary interest in the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof

(a) “Award” means an award of Options granted under the Plan.

(b) “Beneficiary” means the person, persons, trust or trusts who or which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company or its subsidiary (including ITG Holdings, Inc.) to which Options are transferred if and to the extent permitted under Section 7(c) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such Options.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(e) “Committee” means the Compensation Committee of the Board, or its delegate.

(f) “Common Stock” means, prior to 11:59 p.m., Eastern Time, on October 20, 2006, the common stock ITG Holdings, Inc. f/k/a International Textile Group, Inc. and, following such time, the Common Stock of the Company, and such other securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 8(e) hereof.

(g) “Company” means, prior to 11:59 p.m., Eastern Time, on October 20, 2006, ITG Holdings, Inc., which was formerly known as International Textile Group, Inc., and, following such time, International Textile Group, Inc., which was formerly known as Safety Components International, Inc.

(h) “Effective Date” means August 23, 2005.

(i) “Eligible Director” means each member of the Company’s Board or the Board of Directors of any of its subsidiaries (including, without limitation, ITG Holdings, Inc.). Eligible Directors also include members of the Board of Directors of International Textile Holdings, Inc., so long as it is the majority owner of the Company’s capital stock, who are not an employees of the Company, its subsidiaries or its affiliates or of a WLR Affiliate.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(k) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(l) “Fair Market Value” means the fair market value of Common Stock as determined by the Committee in good faith and in accordance with any relevant statutes, regulations or other applicable governmental guidance.

(m) “Option” means a right, granted to a Participant under Section 6 hereof, to purchase Common Stock at a specified price during specified time periods.

(n) “Participant” means an Eligible Director who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Director.

(o) “WLR Affiliate” means any Person which is controlled by WL Ross & Co. LLC (“WLR”) or any fund managed by WLR or in which WLR or any fund managed by WLR directly or indirectly owns fifteen percent (15%) or more of the outstanding equity interests of such Person, other than the Company and any of the Company’s subsidiaries or any Person in which the Company directly or indirectly owns fifteen percent (15%) or more of the outstanding equity interests.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to: interpret the provisions of the Plan; select Eligible Directors to become Participants; make Awards; determine the number and other terms and conditions of, and all other matters relating to, Awards; prescribe Award agreements (which need not be identical for each Participant); adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Except as otherwise determined by the Board, unless the context otherwise requires, all actions and determinations that the Plan contemplates that the Board may take may be taken by the Committee in its stead.

(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 7(c) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(d) No Further Awards Under Plan. Notwithstanding anything in the Plan to the contrary, no Awards shall be made under this Plan after 11:59 p.m., Eastern Time, on October 20, 2006.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 7(d) hereof, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 34,000. Any shares of Common Stock delivered under the Plan shall consist of authorized and issued or unissued shares. Subject to the adjustments provided in Section 7(d) hereof, no contraction of the number of shares of Common Stock outstanding will affect the validity or enforceability of any Awards then outstanding.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under the Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Option.

(c) Availability of Shares Not Delivered under Awards. Shares of Common Stock subject to an Award under the Plan which Award is canceled, expired, forfeited or otherwise terminated without a delivery of shares to the Participant or with the return to the Company of shares previously delivered, including the number of shares surrendered in payment of any taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility. Awards may be granted under the Plan only to Eligible Directors.

6. Terms of Options.

(a) General. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Option. The Committee shall (subject to Section 7(f)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan.

(b) Specific Terms of Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(1) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option.

(2) Vesting. Each Participant shall acquire a nonforfeitable right to Options awarded to him in accordance with the provisions of the agreement evidencing the Award of the Options.

(3) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on completion of future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Common Stock held for more than six months, and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants. The specific circumstances under which a Participant may exercise an Option will be set forth in the agreement evidencing the award of the Option to the Participant.

(4) Term of Options. The term of each Option shall be for such period as may be determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years.

7. General Provisions.

(a) Change of Control. Notwithstanding any provision of the Plan to the contrary and unless otherwise provided in the applicable Award agreement, in the event of any Change of Control, any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option without regard to any termination of employment by the Participant, subject only to (1) applicable restrictions set forth in Section 7(b) and (c) hereof and (2) the Board’s right to cancel all Options and, if an Option in the Board’s judgment has value based on its exercise price, provide for a payment of the aggregate spread in the cancelled Options.

(b) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Option until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company may in the future be listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(c) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and Options that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(d) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), capital contribution, recapitalization, forward or reverse split, reorganization, merger, acquisition, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (l) the number and kind of shares of Common Stock subject to or deliverable in respect of Options and (2) the exercise price, grant price or purchase price relating to any Option and/or make provision for payment of cash or other property in respect of any Option. In addition, the Committee is authorized to make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Committee deems equitable in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(e) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award Agreement, no such Board action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Award. Except as otherwise provided in the Plan, the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, provided that, without the consent of an affected Participant, except as otherwise provided in the Plan or terms of an Award Agreement, no Committee action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Director or Participant the right to continue as an Eligible Director or Participant or in the service of the Company or a subsidiary (including, without limitation, ITG Holdings, Inc.), (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Director’s or Participant’s service at any time, (iii) giving an Eligible Director or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and directors, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Option.

(g) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Company and its subsidiaries as it may deem desirable.

(h) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of a share of Common Stock or Option with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.

(i) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Delaware law, without giving effect to principles of conflicts of laws, and applicable federal law.

(j) Plan Effective Date. The Plan has been adopted by the Board as of the Effective Date.